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                                                                    Exhibit 4.13

                         AMENDMENT TO PLEDGE AGREEMENT

     AMENDMENT (this "Amendment"), dated as of May 15, 2001 (the "Effective Date"), to the PLEDGE AGREEMENT, dated as of March 30, 2001 (the "Pledge Agreement"), among APW, Ltd. (the "Borrower"), APW NORTH AMERICA, INC., RUBICON USA INC., the other person or entities which are listed on the signature pages thereto as debtors or which from time to time become parties thereto as debtors (collectively, including the Borrower, APW-North America, Inc., Rubicon USA, Inc., the "Debtors") and BANK OF AMERICA, N.A., as Administrative Agent (the "Administrative Agent").

     Each capitalized term that is used, but not defined, herein shall have the meaning specified in the Pledge Agreement.

     WHEREAS, the Debtors and the Administrative Agent wish to amend the definition of the term "Liabilities" and add the definition of "Swap Contract" to the Pledge Agreement;

     WHEREAS, the Debtors and the Administrative Agent wish to amend the certain provisions of the Pledge Agreement;

     WHEREAS, such amendment may be effected from time to time pursuant to section 7 by all of the parties thereto by written agreement by such parties;

     NOW, THEREFORE, the Debtors and the Administrative Agent hereby agree as follows:

          1.  Amendment
              ---------
     (a) As of the Effective Date, the definition of "Liabilities" is hereby deleted and is hereby amended and restated in its entirety to read as follows:

     "Liabilities" means with respect to the Parent and any of its Subsidiaries parties hereto, all Obligations (monetary or otherwise) of such Debtor under the Credit Agreement, any Note, any Guaranty, any other Loan Document or any other document or instrument executed in connection therewith, and any Swap Contract entered into with Bank of America, N.A., First Union Securities, or Fleet National Bank existing on or before May 15, 2001, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due;

     (b) As of the Effective Date, the definition of "Swap Contract" is hereby added to read as follows:

     "Swap Contract" means any agreement, including any amended version thereof, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing;
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     (c) As of the Effective Date, the Pledge Agreement shall be amended to the extent, but only to the extent, necessary to provide that the Administrative Agent shall hold all Collateral for the benefit of the Banks, Royal Bank of Scotland PLC and National Westminster Bank , PLC subject to that certain Intercreditor Agreement, dated as of May 15, 2001, (the "Intercreditor Agreement") among the Administrative Agent, Bank of America National Association as Security Trustee in the United Kingdom under the Debenture, dated as of May 15, 2001 among the companies set forth on Schedule I attached thereto and the Bank of America, N.A. as Security Trustee, the various financial institutions party thereto, Royal Bank of Scotland, PLC, as agent for itself and National Westminster Bank, PLC ("National Westminster"), Royal Bank of Scotland, PLC as Security Trustee under the Debenture, dated as of May 15, 2001 among the companies set forth on Schedule I attached thereto, and Royal Bank of Scotland, PLC and National Westminster, it being understood that the liens provided for under the Intercreditor Agreement shall be permitted liens under the Pledge Agreement. Notwithstanding the foregoing, the Administrative Agent shall retain all rights and powers granted to it under the Pledge Agreement.

     2. No Further Amendments. Except as amended hereby, the Pledge Agreement shall remain unmodified and in full force and effect.

     3. Governing Law. This Amendment and the Pledge Agreement, as amended hereby, shall be construed in accordance with the laws of the State of Illinois, without reference to its conflict-of-laws provisions; and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     4. Counterparts. This Amendment may be executed in counterparts, all of which, together, shall constitute one and the same agreement.
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     IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers.

                              DEBTORS:

                              APW LTD.

                              By: /s/ James Maxwell
                                 ----------------------------------------
                              Name:  James Maxwell

                              Title: Asst. Treasurer

                              APW NORTH AMERICA, INC.

                              By: /s/ James Maxwell
                                 ----------------------------------------
                              Name:  James Maxwell

                              Title: Treasurer

                              RUBICON USA INC.

                              By: /s/ James Maxwell
                                 ----------------------------------------
                              Name:  James Maxwell

                              Title: Treasurer

                              ADMINISTRATIVE AGENT:

                              BANK OF AMERICA, NATIONAL ASSOCIATION, as
                              Administrative Agent

                              By: /s/ Margaret H. Claggett
                                 ----------------------------------------
                              Name: Margaret H. Claggett

                              Title:  Managing Director